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                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of The Securities Exchange Act of 1934


Date of report (date of earliest event reported):  March 2, 1998



                            NORTHWEST AIRLINES CORPORATION
                    (Exact name of registrant as specified in its
                                      charter)


 Delaware                        0-23642                         95-4205287
(State or other                 (Commission                    (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)


            2700 Lone Oak Parkway
            Eagan, Minnesota                              55121
     (Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code: (612) 726-2111


(Former name or former address, if changed since last report):




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Exhibit Index Appears on Page 6.                               Page 1 of 6 pages

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ITEM 5.    Other Events

     On March 2, 1998, Northwest Airlines Corporation, a Delaware corporation ("Northwest"), Newbridge Parent Corporation, a Delaware corporation ("Newbridge"), Barlow Investors III, LLC, a California limited liability company ("Barlow") and the guarantors signatory thereto, entered into a Purchase Agreement (the "Purchase Agreement"). Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Northwest will acquire 979,000 shares of Class A Common Stock of Continental Airlines, Inc., a Delaware corporation ("Continental"), par value $.01 per share ("Continental Class A Common Stock"), for an aggregate purchase price of $59,542,780, representing $60.82 in cash per share of Continental Class A Common Stock, simultaneously with the closing under the Investment Agreement dated as of January 25, 1998 (the "Investment Agreement") among Northwest, Newbridge, Air Partners, L.P., a Texas limited partnership (the "Partnership"), the partners of the Partnership signatory thereto (the "Partners"), Bonderman Family Limited Partnership, a Texas limited partnership ("Transferor I"), 1992 Air, Inc., a Texas corporation ("Transferor II") and Air Saipan, Inc., a corporation organized under the laws of the Northern Marianas Islands ("Transferor III" and, collectively with Transferor I and Transferor II, the "Transferors").

     These shares, together with the shares to be acquired by Northwest pursuant to the Investment Agreement, represent approximately 15.4% of Continental's common stock equity and 57.8% of its outstanding common stock voting power.

     On March 2, 1998, Continental, Northwest and Newbridge entered into an amendment to the Governance Agreement dated as of January 25, 1998 (the "First Amendment to the Governance Agreement"), among Continental, Northwest and Newbridge, which permitted Northwest and Newbridge to enter into the Purchase Agreement, notwithstanding that the shares of Continental Class A Common Stock beneficially owned by Northwest upon entering into the Purchase Agreement would exceed 50.1% of the fully diluted voting power of Continental's voting securities. Notwithstanding the foregoing, the First Amendment to the Governance Agreement does not permit Northwest to own more than 50.1% of the fully diluted voting power of Continental's voting securities under any circumstances other than in accordance with the terms of the Purchase Agreement and the Investment Agreement.

     On February 27, 1998, Northwest, Newbridge, the Partnership, the
Partners and the Transferors entered into Amendment No. 1 to the Investment Agreement ("Amendment No. 1 to the Investment Agreement"). The purpose of the amendment was to increase from 40% to 41% the maximum portion of the aggregate consideration to be paid to the Partners and the Transferors in exchange for the shares of Continental Class A Common Stock beneficially owned by them that may consist of Class A Common Stock, $.01 par value per share, of Newbridge.

     Copies of the Purchase Agreement, the First Amendment to the Governance Agreement and Amendment No. 1 to the Investment Agreement are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively. The foregoing descriptions of the Purchase Agreement, the First Amendment to the Governance Agreement and Amendment No. 1 to the Investment Agreement are qualified in their entirety by reference to the full text of such exhibits, which are incorporated herein by reference.

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ITEM 7.  Financial Statements and Exhibits

(c)  Exhibits


Exhibit No.         Description

2.1 Purchase Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation, Barlow Investors III, LLC and the Guarantors signatory thereto, dated as of March 2, 1998.

2.2 First Amendment to the Governance Agreement among Continental Airlines, Inc., Northwest Airlines Corporation and Newbridge Parent Corporation, dated as of March 2, 1998.

2.3       Amendment No. 1 to the Investment Agreement among Northwest
          Airlines Corporation, Newbridge Parent Corporation, Air Partners, L.P., the Partners of Air Partners, L.P. signatory thereto, Bonderman Family Limited Partnership, Air Saipan, Inc. and 1992 Air, Inc., dated as of February 27, 1998.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    NORTHWEST AIRLINES CORPORATION


                         By: /s/ Douglas M. Steenland
                            ---------------------------------------------
                            Its: Senior Vice President, General Counsel and Secretary


Date:  March 5, 1998

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                                    EXHIBIT INDEX


Exhibit No.         Description

2.1 Purchase Agreement among Northwest Airlines Corporation, Newbridge Parent Corporation, Barlow Investors III, LLC and the Guarantors signatory thereto, dated as of March 2, 1998.

2.2 First Amendment to the Governance Agreement among Continental Airlines, Inc., Northwest Airlines Corporation and Newbridge Parent Corporation, dated as of March 2, 1998.

2.3       Amendment No. 1 to the Investment Agreement among Northwest
          Airlines Corporation, Newbridge Parent Corporation, Air Partners, L.P., the Partners of Air Partners, L.P. signatory thereto, Bonderman Family Limited Partnership, Air Saipan, Inc. and 1992 Air, Inc., dated as of February 27, 1998.